Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD 2ND

QUARTER AND DECLARES CASH DIVIDEND

Chesapeake, VA, July 23, 2015 - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported record second quarter profit and continued strong financial performance. The Board of Directors announced a quarterly common stock cash dividend of $0.09 per common share, payable on August 31, 2015, to shareholders of record on August 7, 2015.

Second quarter 2015 highlights are:

•	2nd quarter net income of $3,423,829, up 7.5%

•	Return on Equity of 12.28%

•	Net Interest Margin remained strong at 4.28%

•	Diluted earnings per share of $0.32

•	Non-performing assets at 0.23% of total assets

•	$605 million in mortgage loans closed, 76% purchase money

Year to date 2015 highlights are:

•	Net income of $6,885,036, up 20.4%

•	Return on Equity of 12.62%

•	Diluted earnings per share of $0.64

“We are pleased to report a record second quarter, as well as record results for the first six months of the year. Driving these gains is our mortgage operation, which closed over $1.09 billion in loans during the first half of the year, another first half of the year record. These higher mortgage loan closings, minimal credit costs, and a strong net interest margin continued to drive our bottom line results.” stated Brad E. Schwartz, Chief Executive Officer. “From a shareholder perspective our earnings per share are up over 18% for the year, we recently increased our cash dividend payout by 12.5%, and we were ranked as the 18th top performing community bank in the country. We are extremely pleased with our past performance, our national ranking, and our future opportunities for growing the Monarch franchise.”

Net income was $3,423,829 for the second quarter of 2015, a record second quarter for the company, up 7.5% from the same period one year ago. The quarterly annualized return on average equity (ROE) was 12.28%, and the quarterly return on average assets (ROA) was 1.22%. Quarterly diluted earnings per share increased to $0.32, compared to $0.30 for the same quarter in 2014.

Net income was $6,885,036 for the first six months of 2015, up 20.4% from the previous year. The annualized return on average equity (ROE) was 12.62%, and the quarterly return on average assets (ROA) was 1.26%. Diluted earnings per share were $0.64, compared to $0.54 for the same period in 2014.

Total assets at June 30, 2015 were $1.17 billion, with both loans and deposits showing strong year over year growth. Year over year total loans held for investment grew $93 million or 13.3% and mortgage loans held for sale grew $37 million or 23.9%. For the second quarter total loans held for investment grew $6 million or 0.8% and mortgage loans held for sale grew $34 million or 21.3%. Together these two loan categories continue to drive earning asset growth. Funding continues to shift to a higher level of demand deposits, with 36% of our total deposit mix now in demand deposits. Demand deposit balances remain at record high levels. A shift to funding a portion of our seasonal mortgage pipeline with short-term fixed rate borrowings has allowed us to maintain our deposit pricing discipline to better manage our net interest margin.

“While I am thrilled with our year over year loan performance, the second quarter was a little more challenging as we had very strong loan production that was largely offset by principal payments and payoffs.” stated Neal Crawford, President of Monarch Bank. “Our cash management and retail deposit teams continue to drive deposit growth, with well over a third of our deposits now in demand deposits.”

Non-performing assets to total assets were 0.23%, which continues to remain significantly below that of our local, state, and national peer group. This is the lowest level of non-performing assets reported since 2008. Non-performing assets were $2.6 million which were down from the previous quarter and the same period in 2014. Non-performing assets were comprised of $2.3 million in non-accrual loans, $0 in loans more than 90 days past due, and $375 thousand in other assets. Net charge-offs for the year were $773 thousand, provision expense was $500 thousand, and the allowance for loan losses represents 1.09% of loans held for investment and 383% of non-performing loans.

The Board of Directors announced a quarterly common stock cash dividend of $0.09 per common share, payable on August 31, 2015, to shareholders of record on August 7, 2015. Average equity to average assets was 9.92%, and total risk-based capital to risk weighted assets at Monarch Bank equaled 13.52%, significantly higher than the level required to be rated “Well Capitalized” by federal banking regulators. Monarch was again awarded the highest 5-Star “Superior” rating by Bauer Financial, an independent third-party bank rating agency that rates banks on safety and soundness.

Net interest income, our number one driver of profitability, increased 17.1% or $1.6 million during the second quarter of 2015 compared to the same quarter in 2014 driven by higher average balances of loans held for investment and mortgage loans held for sale. The net interest margin was 4.28% for the second quarter, which was up from 4.18% in the same quarter in 2014.

Non-interest income increased 27.7% or $5.1 million from the previous year driven by increased revenues from mortgage loans sold and related title insurance fees. Investment and insurance revenue increased 19.5% compared to the previous year due to the continued growth of Monarch Bank Private Wealth. Mortgage revenue continues to be the number one driver of non-interest income. We closed $605 million in mortgage loans (76% purchase) during the second quarter of 2015 compared to $487 million (53% purchase) in the first quarter of 2015, a significant increase. We closed $1,092 million in mortgage loans (66% purchase) during the first half of 2015 compared to $718 million (83% purchase) in the first half of 2014. Total non-interest expense increased 26.7% or $6.1 million during the second quarter due to higher mortgage commissions, salaries and benefits expenses.

“We had a great quarter for mortgage originations and closings, and our operations are running more effectively than ever. Our realtor and builder focus, combined with helping many of our existing clients refinance into lower rates earlier in the year, was the key to driving our higher annual loan volume.” stated William T. Morrison, CEO of Monarch Mortgage.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with ten banking offices in Chesapeake, Virginia Beach, Norfolk, and Williamsburg, Virginia. Monarch Bank also has loan production offices in Newport News and Richmond, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Monarch Mortgage and our affiliated mortgage companies have over thirty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), OBX Bank Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Fitzgerald Financial, LLC (secondary mortgage origination), Advance Mortgage, LLC (secondary mortgage origination), Monarch Bank Private Wealth (investment, trust, planning and private banking), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Contact:            Brad E. Schwartz – (757) 389-5111, www.monarchbank.com, #

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
ASSETS:
Cash and due from banks	$15,319	$13,870	$14,503	$21,083	$19,661
Interest bearing bank balances	84,225	73,237	49,761	58,207	37,166
Federal funds sold	2,377	63,311	1,135	3,938	29,761

Investment securities, at fair value	17,338	20,283	23,725	25,137	23,773

Mortgage loans held for sale	193,948	159,899	147,690	138,590	156,584

Loans held for investment, net of unearned income	792,962	787,003	772,590	713,667	700,159
Less: allowance for loan losses	(8,676)	(8,644)	(8,949)	(8,977)	(9,070)

Net loans	784,286	778,359	763,641	704,690	691,089

Bank premises and equipment, net	30,117	30,050	30,247	30,368	31,407
Restricted equity securities, at cost	4,706	3,243	3,633	3,179	3,169
Bank owned life insurance	10,465	9,950	9,687	9,587	7,526
Goodwill	775	775	775	775	775
Intangible assets, net	—	—	—	—	15
Accrued interest receivable and other assets	27,119	25,403	21,940	23,688	22,973

Total assets	$1,170,675	$1,178,380	$1,066,737	$1,019,242	$1,023,899

LIABILITIES:
Demand deposits—non-interest bearing	$293,442	$270,446	$235,301	$252,286	$240,348
Demand deposits—interest bearing	54,580	58,725	66,682	53,093	51,563
Money market deposits	379,716	417,329	369,221	365,041	377,096
Savings deposits	19,431	19,519	20,003	25,211	24,539
Time deposits	231,854	271,121	228,207	189,142	197,747

Total deposits	979,023	1,037,140	919,414	884,773	891,293

FHLB borrowings	46,025	1,050	11,075	1,100	1,125
Trust preferred subordinated debt	10,000	10,000	10,000	10,000	10,000
Accrued interest payable and other liabilities	22,167	19,653	18,710	18,145	18,650

Total liabilities	1,057,215	1,067,843	959,199	914,018	921,068

STOCKHOLDERS’ EQUITY:
Common stock	52,182	51,950	51,864	51,735	51,624
Capital in excess of par value	8,846	8,555	8,336	7,966	7,675
Retained earnings	52,412	49,957	47,354	45,523	43,566
Accumulated other comprehensive loss	(65)	(14)	(102)	(135)	(159)

Total Monarch Financial Holdings, Inc. stockholders’ equity	113,375	110,448	107,452	105,089	102,706
Noncontrolling interest	85	89	86	135	125

Total equity	113,460	110,537	107,538	105,224	102,831

Total liabilities and stockholders’ equity	$1,170,675	$1,178,380	$1,066,737	$1,019,242	$1,023,899

Common shares outstanding at period end	10,777,965	10,736,947	10,652,475	10,646,873	10,624,668

Nonvested shares of common stock included in commons shares outstanding	341,450	346,950	279,750	299,910	299,910

Book value per common share at period end (1)	$10.52	$10.29	$10.09	$9.87	$9.67
Tangible book value per common share at period end (2)	$10.45	$10.21	$10.01	$9.80	$9.59
Closing market price	$12.55	$12.51	$13.75	$12.56	$11.72

Total risk based capital - Consolidated company	13.62%	13.57%	13.79%	14.16%	14.29%
Total risk based capital - Bank	13.52%	13.38%	13.81%	14.18%	14.31%

(1)	Book value per common share is defined as stockholders’ equity divided by common shares outstanding.
(2)	Tangible book value per common share is defined as stockholders’ equity less goodwill and other intangibles divided by commons shares outstanding

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
INTEREST INCOME:
Interest and fees on loans held for investment	$10,032,923	$9,089,071	$19,873,259	$18,567,963
Interest on mortgage loans held for sale	1,746,435	1,274,498	3,053,472	2,047,230
Interest on investment securities	78,784	91,929	167,699	167,978
Interest on federal funds sold	7,207	24,179	15,460	64,557
Dividends on equity securities	41,713	22,410	80,713	52,410
Interest on other bank accounts	116,754	54,905	218,783	90,937

Total interest income	12,023,816	10,556,992	23,409,386	20,991,075

INTEREST EXPENSE:
Interest on deposits	738,767	839,303	1,406,827	1,673,716
Interest on trust preferred subordinated debt	47,867	123,359	94,282	245,696
Interest on other borrowings	23,467	14,224	46,073	28,586

Total interest expense	810,101	976,886	1,547,182	1,947,998

NET INTEREST INCOME	11,213,715	9,580,106	21,862,204	19,043,077
PROVISION FOR LOAN LOSSES	250,000	—	500,000	—

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	10,963,715	9,580,106	21,362,204	19,043,077

NON-INTEREST INCOME:
Mortgage banking income	22,240,973	17,369,228	43,304,652	29,571,390
Service charges and fees	558,790	538,579	1,075,344	1,008,791
Title income	241,919	167,454	474,690	272,488
Investment and insurance income	400,542	335,887	744,668	781,359
Other income	184,040	87,725	293,073	173,496

Total non-interest income	23,626,264	18,498,873	45,892,427	31,807,524

NON-INTEREST EXPENSE:
Salaries and employee benefits	10,097,518	8,492,446	19,691,794	16,764,007
Commissions and incentives	10,805,166	6,770,022	20,250,304	10,780,986
Occupancy and equipment	2,389,884	2,395,088	4,678,392	4,671,791
Loan origination expense	1,930,961	2,060,570	4,389,624	3,423,711
Marketing expense	902,932	797,908	1,649,159	1,319,749
Data processing	599,568	476,806	1,229,318	956,084
Telephone	353,163	293,451	678,909	604,588
Other expenses	2,074,321	1,720,693	3,763,845	3,232,701

Total non-interest expense	29,153,513	23,006,984	56,331,345	41,753,617

INCOME BEFORE TAXES	5,436,466	5,071,995	10,923,286	9,096,984

Income tax provision	(1,961,763)	(1,767,500)	(3,955,103)	(3,238,740)

NET INCOME	3,474,703	3,304,495	6,968,183	5,858,244

Less: Net income attributable to noncontrolling interest	(50,874)	(120,921)	(83,147)	(137,405)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$3,423,829	$3,183,574	$6,885,036	$5,720,839

NET INCOME PER COMMON SHARE:

Basic	$0.32	$0.30	$0.64	$0.54
Diluted	$0.32	$0.30	$0.64	$0.54

Weighted average basic shares outstanding	10,760,159	10,620,869	10,744,430	10,596,786
Weighted average diluted shares outstanding	10,771,660	10,660,217	10,766,776	10,636,968

Return on average assets	1.22%	1.29%	1.26%	1.18%
Return on average stockholders’ equity	12.28%	12.63%	12.62%	11.57%

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	For the Quarter Ended
	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014
EARNINGS
Interest income	$12,024	$11,385	$11,361	$10,639	$10,557
Interest expense	(810)	(737)	(786)	(928)	(977)

Net interest income	11,214	10,648	10,575	9,711	9,580
Provision for loan losses	(250)	(250)	—	—	—
Noninterest income - mortgage banking income	22,241	21,064	16,211	16,658	17,369
Noninterest income - other	1,385	1,202	1,162	1,241	1,130
Noninterest expense	(29,154)	(27,178)	(23,605)	(23,121)	(23,007)

Pre-tax net income	5,436	5,486	4,343	4,489	5,072
Minority interest in net income	(51)	(32)	(44)	(46)	(121)
Income taxes	(1,961)	(1,993)	(1,616)	(1,635)	(1,767)

Net income	$3,424	$3,461	$2,683	$2,808	$3,184

PER COMMON SHARE
Earnings per share - basic	$0.32	$0.32	$0.25	$0.26	$0.30
Earnings per share - diluted	0.32	0.32	0.25	0.26	0.30
Common stock - per share dividends	0.09	0.08	0.08	0.08	0.08
Average Basic Shares Outstanding	10,760,159	10,728,206	10,648,184	10,635,275	10,620,869
Average Diluted Shares Outstanding	10,771,660	10,761,396	10,689,219	10,670,507	10,660,217

YIELDS
Loans held for investment	5.21%	5.21%	5.34%	5.16%	5.22%
Mortgage loans held for sale, net at fair value	3.88	3.90	4.16	4.14	4.37
Other earning assets	1.38	1.31	1.33	1.16	1.04
Total earning assets	4.59	4.62	4.75	4.58	4.61
Interest bearing checking	0.13	0.13	0.14	0.15	0.17
Money market and regular savings	0.36	0.30	0.31	0.36	0.39
Time deposits	0.61	0.61	0.81	0.88	0.88
Borrowings	1.04	1.33	1.71	4.92	4.95
Total interest-bearing liabilities	0.44	0.43	0.48	0.57	0.60
Interest rate spread	4.15	4.19	4.27	4.01	4.01
Net interest margin	4.28	4.32	4.42	4.18	4.18

FINANCIAL RATIOS
Return on average assets	1.22%	1.31%	1.04%	1.11%	1.29%
Return on average stockholders’ equity	12.28	12.98	10.03	10.72	12.63
Non-interest revenue/Total revenue	66.3	66.2	60.5	62.7	63.7
Efficiency - Consolidated	83.7	82.6	84.5	83.7	81.8
Efficiency - Bank only	64.6	66.2	61.2	61.7	63.9
Average equity to average assets	9.92	10.10	10.39	10.40	10.18

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,644	$8,949	$8,977	$9,070	$9,213
Provision for loan losses	250	250	—	—	—
Charge-offs	(287)	(598)	(174)	(181)	(184)
Recoveries	69	43	146	88	41

Net charge-offs	(218)	(555)	(28)	(93)	(143)

Ending balance	$8,676	$8,644	$8,949	$8,977	$9,070

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due	$—	$175	$175	$243	$499
Nonaccrual loans	2,266	4,325	2,705	2,180	3,028
OREO and reposessed property	375	100	144	767	144

Nonperforming assets	$2,641	$4,600	$3,024	$3,190	$3,671

ASSET QUALITY RATIOS
Nonperforming assets to total assets	0.23%	0.39%	0.28%	0.31%	0.36%
Nonperforming loans to total loans	0.29	0.57	0.37	0.34	0.50
Allowance for loan losses to total loans held for investment	1.09	1.10	1.16	1.26	1.30
Allowance for loan losses to nonperforming loans	382.88	192.09	310.73	370.49	257.16
Annualized net charge-offs to average loans held for investment	0.11	0.29	0.02	0.05	0.08

AVERAGE BALANCES (Amounts in thousands)
Total mortgage loans held for sale	$180,485	$136,084	$131,471	$138,382	$116,851
Total loans held for investment	778,757	771,587	725,093	701,137	698,851
Interest-earning assets	1,062,119	1,009,389	958,904	930,420	927,552
Assets	1,126,749	1,070,581	1,021,591	999,358	993,003
Total deposits	969,144	925,984	883,478	867,980	867,217
Other borrowings	27,437	21,049	14,575	11,124	11,150
Stockholders’ equity	111,824	108,174	106,088	103,908	101,092

MORTGAGE PRODUCTION (Amounts in thousands)
Dollar volume of mortgage loans closed	$605,401	$487,423	$445,846	$440,784	$446,863
Percentage of refinance based on dollar volume	23.9%	47.0%	30.9%	16.0%	15.0%